HAM,
LANGSTON &
BREZINA, L.L.P.
Certified Public Accountants

11550 Fuqua, Suite 475
Houston, TX 77034
Bus.: 281/481-1040
Fax : 281/481-8485

July 18, 2006

United States Securities and Exchange Commission
Division of Corporate Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

To Whom it May Concern:

We have read Item 4.01(a) of Form 8-K dated July 18, 2006, of Pangea Petroleum Corporation and are in agreement with the statements contained therein. We have no basis to either agree or disagree with other statements of the registrant contained in the Form 8-K.

Very Truly Yours,

Ham, Langston & Brezina, L.L.P.

Ham, Langston & Brezina, L.L.P.